EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT(1)


          Parent                    Subsidiary          Ownership   Organization
          ------                    ----------          ---------   ------------
First Federal Bank of the   First Federal Savings Bank     100%        Federal
  Southwest, Inc.             of New Mexico


----------
(1) Upon consummation of the Reorganization.


     The financial statements of the Registrant will be consolidated with those of its subsidiaries upon completion of the Reorganization.